Exhibit 32.1

SOHU.COM INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sohu.com Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Charles Zhang, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of September 30, 2003 and results of operations of the Company for the three and nine months ended September 30, 2003.

/s/    Dr. Charles Zhang

Dr. Charles Zhang, President, Chief

Executive Officer and Chairman of

the Board of Directors

November 14, 2003